DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C27233-1998
Document Number: 20060352937-17
Date Filed: 6/2/2006 1:00:52 AM
In the office of
Dean Heller
Secretary of State

Certificate to Accompany Restated Articles
(PURSUANT TO NRS)

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:
SAFE TRAVEL CARE, INC.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

- ☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on ______. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ The entity name has been amended.
- ☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

SEE ATTACHED AMENDED AND RESTATED ARTICLES OF INCORPORATION

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

NEVADA BUSINESS CORPORATION

The undersigned, both being the Corporation's directors, for the purpose of restating in a single certificate, the entire text of the Corporation's Article of Incorporation, as authorized and pursuant to Nevada Revised Statutes (NRS) 78, and 78.403, does hereby set forth the following Amended and Restated Articles of Incorporation adopted and approved by a majority of the Corporation's issued and outstanding shares entitled to vote thereon. As contemplated in, or required by, NRS 78.403 1.(a), these Amended and Restated Articles of Incorporation are accompanied by a Resolution signed by the Corporation's Board of Director's confirming that a majority of the Corporation's issued and outstanding shares approved and ratified these Amended and Restated Articles of Incorporation in their entirety.

The original Articles of Incorporation were filed with the Nevada Secretary of State of Nevada on November 20, 1998.

File No. C27233-1998

ARTICLE 1 The name of the Corporation is: Safe Travel Care, Inc.

ARTICLE 2 The name of the Corporation's Resident Agent in the State of Nevada is James A. Wheeler and the street address of the said resident agent where process may be served is 6565 Spencer St., Ste 205, Las Vegas, NV 89119. The mailing address and the street address of the said resident agent are identical.

The registered office of the corporation in the State of Nevada is located at 6565 Spencer St., Ste 205, Las Vegas, NV 89119 that this corporation may maintain an office, or offices, in such other place within the state of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

ARTICLE 3 The Corporation is authorized to issue 1,900,000,000 shares of all classes of stock, at .0001 par value, with 100,000,000 of these shares to be designated as "Preferred Series Stock" also at .0001 par value, of which 10,000,000 will be designated as "Preferred Series A Stock" which will carry 200 to 1 voting and conversion to common stock rights and privileges, without any additional capital monetary value, and of which 10,000,000 of these shares to be designated as "Preferred Series B Stock" also at .0001 par value, which will carry no voting rights, with the remainder of the authorized stock to be designated as "Common Stock". The transfer of all said types of capital and non-capital stock is restricted according to the Corporation Bylaws. Preemptive rights to acquire additional shares are neither limited nor denied.

The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Series A and Preferred Series B stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Series A and the Preferred Series B Stock herein authorized in accordance with the terms and conditions set forth in these Amended and Restated Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the

case of Preferred Series A Stock and Preferred Series B Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors, from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred Series A Stock or Preferred Series B Stock (collectively "securities"). The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration is fixed has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares issued. The Board of Directors may issue shares of Common Stock in the form of a distribution or distributions pursuant to a stock divide or split of the shares of Common Stock only to the then holders of the outstanding shares of the Common Stock.

ARTICLE 4 The members of the corporation's governing board are styled as a "Board of Directors" and the members of said board shall be styled as a "Director". The number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to less than one (1). The personal liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. No director shall be held liable to the corporation or its shareholders for monetary damages due to breach of held fiduciary duty, unless the breach is a result of self-dealing, intentional misconduct, fraud or illegal actions. The name(s) and postal addresses) of the Board of Directors, consisting of (2) individuals are listed as follows:

Jeffrey W. Flannery, 8880 Rio San Diego Dr. 8th Floor, San Diego, CA 92108.
James A. Wheeler, P.O. Box 96507, Las Vegas, NV 89193

ARTICLE 5 The Corporation shall have perpetual existence.

ARTICLE 6 No contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. No contract or other transaction of this Corporation with any person, firm or corporation shall be affected by the fact that any director or officer of this Corporation is (a) a party to, or is interested in such contract, act or transaction; or (b) in some way connected with such person, firm or corporation or will benefit thereby. Each person who is now or may become a director or officer of this Corporation is hereby relived from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

ARTICLE 7 At any meeting of the shareholders or directors of this Corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum, and if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders or directors, unless the vote of a greater number is required by law or by these Amended and Restated Articles of Incorporation.

Unless otherwise set forth in the By-Laws, if nothing material happens with respect to the business and operations of the Corporation during any fiscal year, the Board of Directors, in their discretion, shall not be required to call a shareholders' meeting each and every year for the sole purpose of electing new directors.

ARTICLE 8 By-Laws of this Corporation may be adopted by the Board of Directors, which shall also have the power to alter, amend or repeal the same from time to time as permitted under Nevada law.

ARTICLE 9 This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute.

In witness whereof, the undersigned incorporator(s) have executed these Amended and Restated Articles of Incorporation of Safe Travel Care, Inc. on the date below.

The undersigned incorporator(s) hereby declares, under penalty of perjury, that the statements made in the foregoing Amended and Restated Articles of Incorporation are true.

Date: April 2, 2006

____

Jeffrey W. Flannery, Director